PS BUSINESS PARKS, INC.
                                   EXHIBIT 12
         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

Supplemental disclosure of Ratio of Funds from Operations ("FFO") to fixed charges:


                                                                                       Three Months Ended
                                                                                            March 31,
                                                                           --------------------------------------------
                                                                                  2000                    1999
                                                                           ---------------------  ---------------------
      FFO.............................................................       $   20,208,000          $   18,390,000
      Interest expense................................................              374,000                 909,000
      Minority interest in income - preferred units...................            2,920,000                       -
      Preferred dividends.............................................            1,272,000                       -
                                                                           ---------------------  ---------------------
      Adjusted FFO available to cover fixed charges...................       $   24,774,000          $   19,299,000
                                                                           =====================  =====================

      Fixed charges (1)...............................................              772,000               1,094,000
      Preferred distributions.........................................            4,192,000                       -
                                                                           ---------------------  ---------------------
      Combined fixed charges and preferred distributions..............       $    4,964,000          $    1,094,000
                                                                           =====================  =====================

      Ratio of FFO to fixed charges...................................                32.09                   17.64
                                                                           =====================  =====================
      Ratio of FFO to combined fixed charges and preferred
      distributions...................................................                 4.99                   17.64
                                                                           =====================  =====================





                                                                   Years Ended December 31,
                                            1999             1998            1997             1996            1995
                                       ----------------  --------------- --------------- ---------------- --------------
FFO................................     $ 76,353,000     $ 57,430,000    $ 17,597,000     $    303,000    $    720,000
Interest expense...................        3,153,000        2,361,000           1,000                -               -
Minority   interest   in   income   -
preferred units....................        4,156,000                -               -                -               -
Preferred dividends................        3,406,000                -               -                -               -
                                       ----------------  --------------- --------------- ---------------- --------------
Adjusted   FFO   available  to  cover
   fixed charges...................     $ 87,068,000     $ 59,791,000    $ 17,598,000     $    303,000   $     720,000
                                       ================  =============== =============== =============== ===============

Fixed charges (1)..................     $  4,142,000     $  2,629,000    $      1,000     $          -    $          -
Preferred distributions............        7,562,000                -               -                -               -
                                       ----------------  --------------- --------------- ---------------- --------------
Combined  fixed charges and preferred
   distributions...................     $ 11,704,000     $  2,629,000    $      1,000     $          -    $          -
                                       ================  =============== =============== ================ ==============

Ratio of FFO to fixed charges......            21.02            22.74          17,598         N/A              N/A
                                       ================  =============== =============== ================ ==============
Ratio of FFO to combined fixed
   charges and preferred
   distributions...................             7.44            22.74          17,598         N/A              N/A
                                       ================  =============== =============== ================ ==============




(1) Fixed charges include interest expense plus capitalized interest.